Exhibit 99.1

VivoSim to Carry Forward Organovo 3D Bioprinting

San Diego, CA – April 23, 2025 – Organovo Holdings, Inc. (Nasdaq: ONVO) (the “Company”) announced that it will carry forward its 3D bioprinting and legacy technology as VivoSim Labs, Inc.

A name change of the Company to VivoSim Labs, Inc. will be effective on April 24, 2025, and the Company’s common stock will begin trading on the Nasdaq Capital Market under the new ticker symbol “VIVS” at market open on April 24, 2025.

No action is required by existing stockholders with respect to the name and ticker symbol change. The Company’s common stock will continue to be listed on the Nasdaq Capital Market and the CUSIP number assigned to the Company's common stock (68620A302) will remain unchanged.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2024, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 19, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact:

IR@organovo.com